EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	Jennifer Schuricht
702.402.5241
jschuricht@nvenergy.com
	Investor Contact:	Max Kuniansky
702.402.5627
mkuniansky@nvenergy.com

NV ENERGY, INC. ANNOUNCES MANAGEMENT CHANGES

Kevin Bethel Named Chief Financial Officer

LAS VEGAS – SEPTEMBER 3, 2013 – NV Energy, Inc. (NYSE: NVE) announced today that Jonathan Halkyard, Executive Vice President and Chief Financial Officer will leave the Company to pursue an opportunity outside of the utility industry. His departure will be effective September 13, 2013. The Company also announced that E. Kevin Bethel, 49, currently Vice President and Chief Accounting Officer will become Vice President and Chief Financial Officer effective September 16, 2013.

Michael Yackira, President and Chief Executive Officer for NV Energy, said “Although Jonathan was with NV Energy only a short time, we appreciate his many contributions and wish him well in his endeavors. Kevin began with our Company in 2007 as our Controller and Chief Accounting Officer, and I am confident that he will do an excellent job in his new role.”

NV Energy, Inc.

Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a combined service territory of nearly 46,000 square miles, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada and nearly 40 million tourists annually.

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